Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8026 | FX (702) 692-8075 fennemorelaw.com

June 11, 2026

Cardiff Lexington Corporation

710 East Main Street

Lexington, Kentucky 40502

Re:       Cardiff Lexington Corporation/Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Cardiff Lexington Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company of up to 50,166,667 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”) to be issued from time-to-time to Leonite Fund I, LP (the “Selling Stockholder”) under that certain Common Stock Purchase Agreement dated June 5, 2026 (the “Purchase Agreement”) between the Company and the Selling Stockholder.

The Shares are being registered under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of these opinions, we have examined originals or copies of:

(a)        the Registration Statement;

(b)        the Purchase Agreement; and

(c)        the Registration Rights Agreement dated June 5, 2026, between the Company and the Selling Stockholder.

We have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such corporate charter and other documents, records, certificates, and instruments (collectively with the documents identified in (a) through (c) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

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In our examination we have assumed:

(a)               the legal capacity and competency of all natural persons executing the Documents;

(b)               the genuineness of all signatures on the Documents;

(c)               the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)               that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)               that such Documents are enforceable in accordance with their terms with respect to all parties thereto;

(f)                that the transactions contemplated in the Agreement will be consummated in accordance its terms without waiver or breach of any material terms or provisions thereof, and such transactions will be effective under applicable law;

(g)               that at the time of issuance of any Shares, the Company validly exists and is duly qualified and in good standing under the laws of Nevada; and

(h)               other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents. We note that the Company has reserved, and assume that it will continue to reserve, sufficient authorized shares of its Common Stock to allow for the issuance of its shares of Common Stock upon sale of the Shares.

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Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued against payment therefor as set forth in the Purchase Agreement will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada as to which we express no opinion. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Fennemore Craig, P.C. Fennemore Craig, P.C.

tmor/cdol

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